Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 2-64668, 2-40183, 2-80336, 33-57189 and 333-39938 on Form S-8 of our reports dated March 2, 2007 relating to the financial statements and financial statement schedule of Stepan Company and management’s report on the effectiveness of internal control over financial reporting, appearing in this annual report on Form 10-K of Stepan Company for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Chicago, Illinois

March 5, 2007

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